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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

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     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
----                         SECTION 305(b) (2)


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                     41-1592157
(Jurisdiction of incorporation or                       (I.R.S. Employer
organization if not a U.S. national                     Identification No.)
bank)

SIXTH STREET AND MARQUETTE AVENUE
Minneapolis, Minnesota                                  55479
(Address of principal executive offices)                (Zip code)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)

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                                NRG ENERGY, INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                41-1724239
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

1221 NICOLLET MALL
SUITE 300
MINNEAPOLIS, MINNESOTA                                  55403
(Address of principal executive offices)                (Zip code)

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                           8.25% SENIOR NOTES DUE 2010
                       (Title of the indenture securities)
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Item 1.  General Information.  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.          Not applicable.

Item 16.  List of Exhibits.
                                    List below all exhibits filed as a part of this Statement of Eligibility. Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.        a.       A copy of the Articles of Association of the
                                    trustee now in effect.***

         Exhibit 2.        a.       A copy of the certificate of authority of
                                    the trustee to commence business issued June
                                    28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of
                                    Minneapolis.*

                           b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                           c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*


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                           d.       A copy of the letter dated May 12, 1983 from
                                    the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                           e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                           f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.        Copy of By-laws of the trustee as now in effect.***

         Exhibit 5.        Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

         Exhibit 8.        Not applicable.

         Exhibit 9.        Not applicable.










          * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.


         ** Incorporated by reference to exhibit number 25 filed with registration statement number 333-38528


        *** Incorporated by reference to exhibit T3G filed with registration statement number 022-22473
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                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 7th day of September 2000.






                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/ Jane Y. Schweiger
                                            ------------------------------
                                            Jane Y. Schweiger
                                            Corporate Trust Officer


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                                   EXHIBIT 2f


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[LOGO]


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Comptroller of the Currency
Administrator of National Banks

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Large Bank Licensing, MS 3-8
250 E Street. S.W.
Washington, DC 20219


July 10, 2000

Mr. James E. Hanson
Manager
Wells Fargo & Company
Sixth & Marquette - N9305-152
Minneapolis, Minnesota 55479

Dear Mr. Hanson:

This letter is the official certification of the Comptroller of the Currency
(OCC) of the consolidation of Norwest Bank Minnesota North, National Association, Duluth, Minnesota, Charter Nr. 3626, and Norwest Bank Minnesota South, National Association, Rochester, Minnesota, Charter Nr. 2088, with Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, Charter Nr. 2006 under the charter of Norwest Bank Minnesota, National Association, Minneapolis, Minnesota, Charter Nr. 2006 and with the resulting title of Wells Fargo Bank Minnesota, National Association, effective July 8, 2000.

This letter is also the official authorization given to Wells Fargo Bank Minnesota, N.A., Charter Nr. 2006, to operate the former head offices of Norwest Bank Minnesota North, N.A. and Norwest Bank Minnesota South, N.A. as branches at the following locations:

         Popular Name:     Duluth Main Office
         Branch Number:    l18525A
         Address:          230 West Superior Street
                           Duluth, Minnesota

         Popular Name:     Rochester Main Office
         Branch Number:    l18526A
         Address:          2 l First Street Southwest
                           Rochester, Minnesota


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Branch authorizations previously granted to the consolidating banks automatically convey to Wells Fargo Bank Minnesota, N.A., the resulting bank, and will not be reissued. Please furnish a copy of this certificate to personnel responsible for branch administration.

Certification of Consolidation
Wells Fargo Bank Minnesota, N.A./Norwest Bank Minnesota North, N.A and Norwest Bank Minnesota South, N.A.
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The QCC also authorizes the resulting bank, should the consolidation occur between Call Report dates, to recalculate its legal lending limit. The new lending limit should be calculated by using data from the last Call Report of the individual banks filed prior to consummating the consolidation, as adjusted for the combination. The resulting bank will then file a new Call Report and begin calculating its legal lending limit according to 12 C.F.R. 32.4(a) at the end of the quarter following consummation of the consolidation.

In the event of questions, please contact Licensing Analyst Abel Reyna at (202) 874-5060 or by e-mail at: LargeBanks@OCC.Treas.Gov.

Sincerely,
                                                                     [SEAL]
/s/ Richard T. Erb
-------------------
Richard T. Erb
Licensing Manager


Control Nr. 2000-ML-02-0015




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                                    EXHIBIT 6




September 7, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                            Very truly yours,

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/ Jane Y. Schweiger
                                            ------------------------------------
                                            Jane Y. Schweiger
                                            Corporate Trust Officer